SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2007

GLOBECOMM SYSTEMS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-22839 (Commission File Number)	11-3225567 (IRS Employer Identification No.)

45 Oser Avenue Hauppauge, New York (Address of Principal Executive Offices)	11788 (Zip Code)

(631) 231-9800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 16, 2007, Globecomm Systems Inc. (the “Registrant”) entered into an Underwriting Agreement with Needham & Company, LLC and Stephens Inc., acting on behalf of themselves and as the representatives of the other several underwriters named therein, in connection with the Registrant's previously announced underwritten public offering of shares of its common stock. The company is issuing 3,000,000 shares of its common stock in the offering at a price to the public of $11.25 per share. The offering is made pursuant to the Registrant's effective shelf registration statement previously filed with the Securities and Exchange Commission on March 21, 2007. The underwriters have an option to purchase up to an additional 450,000 shares of common stock from the Registrant to cover over-allotments, if any.

The Underwriting Agreement is filed as Exhibit 99.1 to this report and is incorporated herein by reference. This description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1

Underwriting Agreement dated as of August 16, 2007 by and among the Registrant and Needham & Company, LLC and Stephens Inc., acting on behalf of themselves and as the representatives of the other several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Globecomm Systems Inc. (Registrant)
	By:	/s/ Andrew C. Melfi
	Name:	Andrew C. Melfi
	Title:	Vice President, Chief Financial Officer and
Treasurer (Principal Financial and Accounting Officer)

Dated: August 17, 2007